Exhibit 21

LIST OF SUBSIDIARIES

The following is a list of directly or indirectly wholly-owned subsidiaries of MarineMax, Inc., omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State or Jurisdiction of Incorporation or Organization
MarineMax East, Inc. (1)	Delaware
MarineMax Services, Inc. (2)	Delaware
MarineMax Northeast, LLC (2)	Delaware
Boating Gear Center, LLC (2)	Delaware
US Liquidators, LLC (1)	Delaware
Newcoast Financial Services, LLC (2)	Delaware
My Web Services, LLC (2)	Delaware
MarineMax Charter Services, LLC (2)	Delaware
MarineMax Vacations, LTD. (2)	British Virgin Islands
Gulfport Marina, LLC (2)	Delaware
FWW, LLC (2)	Florida
FWW, UK Limited (3)	United Kingdom
Fraser Yachts Florida, Inc. (3)	Florida
TCN Antibes S.A.R.L. (4)	France
Fraser Yachts Limited (4)	United Kingdom
Fraser Worldwide S.A.M. (4)	Monaco
Fraser Yachts Group S.R.L. (4)	Italy
Fraser Yachts Spain SLU (4)	Spain
Fraser Yachts California, Inc. (5)	California
Northrop & Johnson Holding, LLC, (1)	Florida
Private Insurance Services, LLC (1)	Florida
Northrop & Johnson France E.U.R.L. (6)	France
Northrop & Johnson Monaco S.A.M. (7)	Monaco
Skipper Marine of Madison, LLC (1)	Wisconsin
Skipper Marine of Chicago-Land, LLC (1)	Illinois
Skipper Marine of Michigan, LLC (1)	Michigan
Silver Seas Yachts, LLC (1)	Arizona
Silver Seas California, Inc. (8)	California
Skipper Marine, LLC (1)	Wisconsin
Skipper Marine of Fox Valley, LLC (1)	Wisconsin
Skipper Marine of Ohio, LLC (1)	Ohio
Marinemax Products, Inc. (1)	Florida
KCS International, Inc. (9)	Wisconsin
KCS RE Acquisition Company, LLC (10)	Wisconsin
JDG Undaunted, LLC (9)	Texas
Undaunted Holdings, Inc. (11)	Delaware
Intrepid Powerboats, Inc. (12)	Florida
Intrepid Southeast, Inc. (13)	Florida
Nisswa Marine, LLC (1)	Minnesota
N&J Media, LLC (1)	Florida
Marinemax KW, LLC (1)	Florida
BY Holdings, LLC (1)	Florida
Newcoast Insurance Services, LLC (14)	Florida
N&J Group, LLC (15)	Florida
Wave Aviation, LLC (2)	Florida
Global Marine Brokerage, LLC (16)	Florida
Perfect Yacht Charter, LLC (16)	Delaware
Northrop & Johnson California, Inc. (17)	California
Northrop & Johnson Yachts-Ships LLC (5)	Florida
Northrop & Johnson Group Spain, S.L. (4)	Spain
Skipper Bud’s of Illinois, LLC (1)	Illinois

(1)	Wholly owned subsidiary of MarineMax, Inc.
(2)	Wholly owned subsidiary of MarineMax East, Inc.
(3)	Wholly owned subsidiary of FWW, LLC

(4)	Wholly owned subsidiary of FWW UK Limited
(5)	Wholly owned subsidiary of Fraser Yachts Florida, Inc.
(6)	Wholly owned subsidiary of TCN Antibes S.A.R.L.
(7)	Wholly owned subsidiary of Fraser Worldwide S.A.M.
(8)	Wholly owned subsidiary of Silver Seas Yachts, LLC
(9)	Wholly owned subsidiary of Marinemax Products, Inc.
(10)	Wholly owned subsidiary of KCS International, Inc.
(11)	Wholly owned subsidiary of JDG Undaunted, LLC
(12)	Wholly owned subsidiary of Undaunted Holdings, Inc.
(13)	Wholly owned subsidiary of Intrepid Powerboats, Inc.
(14)	Wholly owned subsidiary of Private Insurance Services, LLC
(15)	Wholly owned subsidiary of Northrop & Johnson Holding LLC
(16)	Wholly owned subsidiary of My Web Services, LLC
(17)	Wholly owned subsidiary of Fraser Yachts California, Inc.